[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                                                  Exhibit 10.14

                               RESEARCH AGREEMENT
                              AND EXCLUSIVE LICENSE

      Effective as of December 29, 1997, GEORGETOWN UNIVERSITY, a not-for-profit corporation of the District of Columbia, having a principal address of 37th & "O" Streets, N.W., Washington, D.C. 20057 ("LICENSOR"), and ZEBRA PHARMACEUTICALS, a Massachusetts corporation, having a principal place of business at 38 Hartman Road, Newton, Massachusetts 02159 ("LICENSEE") agree as follows:

                                  1. BACKGROUND

      1.1 -- LICENSOR is the owner by assignment of inventions directed generally to cocaine analogs, and specifically piperidine analogs thereof (the "Invention(s)").

      1.2 -- LICENSOR wishes to have the Invention(s) and related technologies perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

      1.3 -- LICENSEE wishes to acquire a license under said Invention(s) and Licensed Patent(s), for the purpose of undertaking development, to manufacture, use, and sell Licensed Produce(s) in the Licensed Field of Use.

                                 2. DEFINITIONS

      2.1 -- "Patent Rights" refers to LICENSOR's rights arising from Provisional U.S. Patent Application Serial No. 60/042,775, filed April 7, 1997, entitled "Analogs of Cocaine" and naming as inventors Alan P. Kozikowski and Gian Luca Araldi, including the information contained in said application with respect to the Invention(s), any foreign patent applications corresponding thereto, any divisions, continuations, reissues, or reexaminations thereof, and any patent(s) issuing or granted therefrom. Such patent application(s) are the "Licensed Application(s)" and any resulting issued patents are the "Licensed Patent(s)."

      2.2 -- "Technology" means any existing technical data and information provided to LICENSEE by LICENSOR or its employees or contractors relating to Invention(s), including, without limitation, any biochemical, preclinical, clinical, manufacturing, formulation, and scientific research information of a confidential nature.

      2.3 -- "Licensed Product(s)" means any compound, product or part thereof in the Licensed Field of Use, the manufacture, use, or sale of which:

      (a) is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken;

      (b) is covered by any claim being prosecuted in Licensed Application(s).

      2.4 -- "Net Sales" means the gross revenue of the Licensed Product(s) in the form in which it is sold or used, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items:

      (a) Import, export, excise, value added and sales taxes, plus custom duties;

      (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

      (c) Normal and customary quantity and cash discounts, and

      (d) Credit for returns, allowances, or trades actually given.

      2.5 -- "Licensed Field of Use" means therapeutic and diagnostic uses of transporters for neurotransmitters, including dopamine, serotonin and norepinephrine, for substance abuse, obesity, depression, Parkinson's disease, and related neuro psychological conditions or diseases.

      2.6 -- "Exclusive" means LICENSOR has not granted and shall not grant further licenses in the Licensed Field of Use, so long as this Agreement is fully operative.

      2.7 -- "Regulatory Approval" means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product(s) in the pertinent jurisdiction or territory.

      2.8 -- "LICENSEE" is understood to include all of its Affiliates. An Affiliate of LICENSEE shall mean any corporation or other business entity controlled by, controlling, or under common control with LICENSEE as of the date of this Agreement. For this purpose, "control" means direct or indirect beneficial ownership:

      (a) Of at least fifty percent (50%) of the voting stock; or

      (b) Of at least fifty percent (50%) interest in the income of such corporation or other business.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                             3. RESEARCH AGREEMENT

      3.1 -- LICENSOR shall perform pre-clinical pharmacology and new compound synthesis sufficient to identify, if feasible, a lead compound suitable for development into a Licensed Product. (see attached Statement of Work and Budget)

      3.2 -- Within two months of execution of this agreement, LICENSEE agrees to pay to LICENSOR its costs, including overhead, incurred to-date in connection with the preparation, filing and prosecution of the Licensed Applications, which costs have been estimated by LICENSOR to be $2,500.

      3.3 -- LICENSEE shall fund the LICENSOR's research as follows:

            (a) LICENSEE shall pay to LICENSOR, upon execution of this Agreement, an initial amount of $[******], which shall fund LICENSOR's initial year of research.

            (b) On the first day of both the 12th and 24th full calendar months after the execution of this Agreement, LICENSEE shall pay to LICENSOR $[*****] to fund an additional year of research, unless LICENSOR and LICENSEE agree that such additional research is not necessary.

            (c) If at any time LICENSOR shall determine that any of the above sums are inadequate to fund the research or other work necessary to permit the development of a Licensed Product, it shall notify LICENSEE of the amount that LICENSOR reasonably believes will be necessary to fund the remaining research. LICENSEE shall then have 60 days to notify LICENSOR, in writing, whether it is willing to agree to provide such additional amounts. If LICENSEE does not agree to provide such amounts, then either party may terminate this Agreement by written notice to the other. Such termination will not apply to any previously developed Licensed Products.

      3.4 -- LICENSEE shall perform all toxicological, Phase I, Phase II or other tests or studies necessary to obtain approval of a NDA and shall prepare, prosecute and file any IND or NDA necessary to secure approval of all feasible Licensed Products based on the Invention(s), Patent Rights or Technology in the Licensed Field of Use. Upon notification from LICENSOR, as to any prospective product, that LICENSOR has completed its research pursuant to paragraph 3.1, LICENSEE shall promptly begin such studies and tests and diligently proceed with them until approval has been obtained for all feasible Licensed Products. LICENSEE shall thereafter use its best efforts to market, promote, manufacture and sell any Licensed Products developed pursuant to this Agreement. If LICENSEE determines that a potential Licensed product is not feasible, it

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



shall notify LICENSOR. Such notification shall relinquish any rights of LICENSEE in said Licensed Product. Any dispute between the parties as to the feasibility of a Licensed Product shall be resolved pursuant to Article 16 below.

      3.5 -- LICENSEE shall provide to LICENSOR, at least semi-annually, a written report comprehensively describing its progress toward fulfillment of its obligations pursuant to paragraph 3.4. If LICENSEE fails to make continuous and reasonable progress toward the development of each feasible Licensed Product, LICENSOR may notify LICENSEE of its dissatisfaction. In such event, LICENSOR and LICENSEE shall negotiate in good faith in an attempt to resolve the basis for such dissatisfaction. Should LICENSOR remain dissatisfied 30 days after such notification, LICENSOR may, in its sole discretion, terminate this Agreement.

                                    4. GRANT

      4.1 -- LICENSOR hereby grants and LICENSEE hereby accepts a worldwide license in the Licensed Field of Use to make, have made, use, and sell Licensed Product(s).

      4.2 -- Said license, which includes the right to sublicense, shall be Exclusive in the Licensed Field of Use.

                                  5. ROYALTIES

      5.1 -- (a) LICENSEE shall pay LICENSOR $[******] upon execution of this Agreement;

      (b) LICENSEE shall pay to LICENSOR benchmark royalties relating to each Licensed Product as follows:

            (1) $[*******] within 30 days after the IND approval;

            (2) $[*******] within 30 days after commencement of Phase I tests;

            (3) $[*******] within 30 days after commencement of Phase II tests;

            (4)$[*******] upon filing and an additional $[*******] upon approval of the NDA.

LICENSEE may investigate more than one Licensed Product through Phase II tests, without paying more than one set of benchmark royalties. If LICENSEE should choose to submit multiple NDAs or an NDA covering more than one Licensed Product, then the benchmark royalties relating to additional Licensed Products shall be reduced by [**]%. If, after obtaining approval of an NDA, LICENSEE attempts to develop additional

Licensed Products, benchmark royalties relating to such products will by reduced by 50%.

      5.2 -- In addition, LICENSEE shall pay LICENSOR earned royalties on Net Sales by LICENSEE of [*****] percent ([*]%). LICENSEE shall pay to LICENSOR, as royalties relating to any sublicense, the greater of (a) [*]% of Net Sales by such sublicensee or (b) [*************************] percent ([****]%) of any compensation LICENSEE receives from the sublicensee. If the Licensed Product is solely for diagnostic use in the Licensed Field of Use, LICENSEE shall pay LICENSOR earned royalties on Net Sales by LICENSEE or any sublicensee of [***] percent ([*]%).

      5.3 -- The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Wall Street Journal, on the close of business on the last banking day of each calendar quarter. Royalty payments to LICENSOR shall be in U.S. Dollars.

      5.4 -- In the event that the Patent Rights relating to a particular Licensed Product are finally determined or adjudged by the Patent and Trademark Office or a court of competent jurisdiction to be unpatentable or invalid, or upon the expiration of the last patent covering such Licensed Product, LICENSEE shall be entitled to a [**]% reduction in all royalties related to such Licensed Product accruing pursuant to this Article 5, commencing on the effective date of such determination, judgment or expiration.

                      6. REPORTS, PAYMENTS, AND ACCOUNTING

      6.1 -- Quarterly Royalty Payment and Report --LICENSEE shall make written reports and royalty payments to LICENSOR within ninety (90) days after the end of each calendar quarter following the first commercial sale. This report shall state the number, description, and aggregate Net Sales of Licensed Produce(s) during such completed calendar quarter, and resulting calculation of earned royalty payment due LICENSOR for such completed calendar quarter. Concurrent with the making of each such report, LICENSEE shall include payment due LICENSOR of royalties for the calendar quarter covered by such report.

      6.2 -- Accounting -- LICENSEE agrees to keep records for a period of two (2) years showing the manufacturing, sales, use, and other disposition of products sold or otherwise disposed of under the license herein granted in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined, and further agrees to permit its books and records to be examined by LICENSOR from time to time to the extent necessary to verify reports provided for in Paragraph 5.1. Such examination is to be made by LICENSOR, at its expense. If LICENSOR determines that LICENSEE has, for any reason, failed to pay adequate royalties, LICENSEE shall immediately upon notice thereof pay to LICENSOR any owed royalties plus interest at the rate of eleven percent (11% per annum, compounded daily, calculated from the date upon which such royalties should have been paid to the date of actual payment of LICENSOR).

                                   7. WARRANTY

      LICENSOR represents and warrants that it has not granted the Patent Rights or any rights in any Licensed Product(s) to any third party, except for United States government rights which may have been required by law. LICENSOR also represents and warrants that, to the best of LICENSOR'S knowledge, information and belief, the Invention(s) are novel.

                                 8. INFRINGEMENT

      8.1 -- LICENSEE shall notify LICENSOR of any suspected infringement of the Patent Rights by a third party.

      8.2 -- In the event that information becomes known to or is brought to the attention of LICENSEE that others without license are unlawfully infringing upon rights granted to LICENSEE pursuant to this Agreement, LICENSEE shall diligently prosecute any infringer at LICENSEE's cost and expense. LICENSEE arid LICENSOR acknowledge and agree that, although LICENSOR shall have the right at LICENSOR'S option to prosecute infringers, LICENSOR is not desirous of being a party to any such infringement suit. LICENSEE shall not join LICENSOR as a party-plaintiff to any suit which LICENSEE may institute unless necessary for the maintenance of said suit, and then only with the prior knowledge and written consent of LICENSOR. In such event, LICENSOR shall not be chargeable for any costs or expenses. LICENSOR shall execute all documents necessary for the prosecution of any infringement suit brought by LICENSEE and provide other such support as LICENSEE may require, all however at the expense, with respect to travel and the like, of LICENSEE. LICENSEE is under no obligation to defend an action brought by a third party alleging that the Patent Rights infringe an issued U.S. patent or to defend a declaratory judgment action brought by a third party asserting that the Patent Rights are invalid as anticipated by, or obvious over, prior art.

      8.3 -- In the event that LICENSOR decides to institute suit, it shall notify LICENSEE in writing. LICENSEE's failure to notify LICENSOR in writing, within thirty (30) days after the date of notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be deemed conclusively to be LICENSEE's assignment to LICENSOR of all rights, causes of actions, and damages resulting from any such alleged infringement, and LICENSOR shall be entitled to retain the entire amount of any recovery or settlement. Furthermore, at its option, LICENSOR may join LICENSEE as plaintiff.

      8.4 -- LICENSOR shall be entitled to the percentage of any recovery obtained in any infringement suit brought by LICENSEE equal to the amount to which LICENSOR would be entitled under the sublicensee royalty provision of this Agreement had said recovery been paid to LICENSEE as sublicense royalties by the defendant in said infringement suit. LICENSEE may deduct its reasonable costs and attorneys fees incurred in prosecuting such suit, to the extent such costs and fees are not otherwise recovered, prior to calculating the share owing to LICENSOR pursuant to this provision.

      8.5 -- Should either LICENSOR or LICENSEE commence a suit under the provisions of Paragraphs 8.2 or 8.3 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit; provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between LICENSOR and LICENSEE.

                       9. PROSECUTION OF LICENSED PATENTS

      9.1 -- LICENSEE agrees to accept liaison and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer in independent practice, who shall be nominated by LICENSEE and approved by GEORGETOWN, of the Licensed Applications. Said financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. It is further agreed that the patent lawyer selected by LICENSEE and approved by GEORGETOWN shall be required, if so desired by GEORGETOWN, to keep a patent lawyer selected by GEORGETOWN informed of all steps in the prosecution and maintenance of said Patent Rights. Written approval will be required from GEORGETOWN to the patent lawyer selected by LICENSEE for actions concerning this patent.

      9.2 -- Within two (2) weeks of notification to GEORGETOWN by LICENSEE of the identity of the patent lawyer, GEORGETOWN will furnish to the patent lawyer nominated in accordance with paragraph 9.1 above:

      (a) Complete file histories of all of the patent applications constituting said Licensed Applications; and

      (b) An executed power of attorney or powers of attorney appointing such patent lawyer as attorney of record in connection with all of said Licensed Applications.

      9.3 -- GEORGETOWN shall have the right at any time, by notice in writing and sent to LICENSEE by registered mail, to assume and continue at its own expense, direction of the prosecution of any of said Licensed Applications. Upon receipt by LICENSEE of any such notice from GEORGETOWN, LICENSEE and the patent lawyer nominated in accordance herewith shall provide in two weeks from the time of notice an executed power of attorney and all the file histories of the patent applications constituting said Licensed Applications. Upon receipt of this documentation, LICENSEE and the patent attorney nominated by LICENSEE shall be relieved of all future responsibilities to prosecute the Licensed Applications to which the notice is directed. If, for any reason, prosecution is to be abandoned by LICENSEE, GEORGETOWN will be notified in sufficient time to assume prosecution. LICENSEE shall bear all cost to maintain the patent prosecution until such time that Georgetown can assume patent prosecution.

                                 10. TERMINATION

      10.1 -- LICENSOR may terminate this Agreement:

            (a) if LICENSEE is in default in payment of royalties or providing of reports; or

            (b) if LICENSEE is in material breach of any provision hereof; and LICENSEE fails to remedy any such default or breach within thirty (30) days after written notice thereof by LICENSOR;

            (c) pursuant to paragraph 3.3 or 3.5; or

            (d) if LICENSEE is unable to provide adequate assurance of future performance within sixty (60) days of written notice of LICENSOR's reasonable belief that LICENSEE may not be able to perform its future obligations under this Agreement, whether such belief is due to LICENSEE's financial circumstances or other factors.

      10.2 -- Surviving any termination are:

            (a) LICENSEE's obligation to pay royalties accrued or accruable;

            (b) Any cause of action or claim of LICENSEE or LICENSOR, accrued or to accrue, because of any breach or default by the other party; and

            (c) The provisions of Articles 6 and 8.

      10.3 -- In the event of termination of this Agreement for any reason, any and all rights granted LICENSEE hereunder, including any rights granted by LICENSEE to any sublicensee, shall cease and terminate, and all such rights shall revert to LICENSOR. LICENSEE shall diligently thereafter return to LICENSOR, or to LICENSOR's designated attorneys, any files or other documents in its possession or in the possession of its attorneys, agents or sublicensees, relating to pending or issued Licensed Patent(s), and shall execute any and all documents necessary to return control of said Licensed Patent(s) until such time as control has properly been transferred to LICENSOR. Further, LICENSEE shall immediately return to LICENSOR all research data, biological and other material (including but not limited to licensed cell lines), prototypes, process information, clinical data, and the like of LICENSOR in its possession or in the possession of its sublicensees.

                               11. CONFIDENTIALITY

      11.1 -- LICENSEE agrees not to disclose or transfer any technical reports, data and information provided to the LICENSEE by LICENSOR, including the contents of Licensed Applications to any person other than its employees and consultants, without prior written approval of LICENSOR. Should LICENSEE wish to disclose any such information to a third party, it shall provide LICENSOR with the identity of such party, the purpose of the disclosure, the text of the proposed disclosure and a proposed confidentiality agreement to be executed by the third party prior to disclosure of the confidential information. LICENSOR shall respond within ten working days of any such request for consent to disclosure, which consent will not be unreasonably withheld.

      11.2 -- LICENSEE shall not utilize any Invention, Patent Rights or Technology in connection with any research or product development in which it may engage except pursuant to this Agreement. Upon request, LICENSEE shall permit LICENSOR access to its records and facilities sufficient to confirm whether such use is occurring.

      11.3 -- LICENSEE shall not use LICENSOR's name or refer to LICENSOR in any promotion, marketing or solicitations without providing LICENSOR a copy of any such proposed use or reference and obtaining LICENSOR's prior approval in writing.

      11.4 -- LICENSOR shall have the right to distribute information relating to the Invention(s) to (i) academic investigators at not-for-profit institutions for non-commercial research purposes, and (ii) third parties for the purpose of obtaining chemical, physical, or biological analysis or characterization of any information necessary for furtherance of LICENSOR's academic research. Nothing in this Paragraph shall limit the right of LICENSOR to disclose any information which, through no fault of LICENSOR, becomes generally available to the public.

      11.5 -- Nothing in this Agreement shall limit in any way LICENSOR's ability to undertake (i) the filing of any report required by any public authority, or (ii) the non-public disclosure and discussion of information between investigators and their academic colleagues.

                              12. PUBLICATION RIGHTS

      12.1 -- LICENSOR shall have the right to publish, disclose and disseminate ("Right to Publish") in whole or in part, any data and information related to the Invention(s). LICENSEE agrees that it shall not under any circumstances use the name or names of the LICENSOR or of its employees or contractors, or any adaptation thereof, (i) in any advertising, promotional, or sales literature, securities prospectus, press release or other publicity relating to any invention, discovery or other commercially exploitable product or process, (ii) on any invention, discovery or other commercially exploitable product or process, or (iii) generally on any matter arising out of this Agreement, without prior written consent of LICENSOR.

                                 13. ASSIGNMENT

      LICENSEE may not assign any right or delegate any obligation under this Agreement without the prior written consent of LICENSOR. Consent of the LICENSOR shall not be unreasonably withheld with respect to publicly traded companies. Any change in the ownership interests in LICENSEE that exceeds 50% within a one-year period shall be deemed an assignment.

                               14. INDEMNIFICATION

      14.1 -- LICENSEE agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold GEORGETOWN, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys' fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption or advertisement of Licensed Products by LICENSEE.

                                   15. NOTICES

      All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

To LICENSOR:                                            To LICENSEE:
GEORGETOWN UNIVERSITY                                   ZEBRA PHARMACEUTICALS
Director                                                Attn: David Elmaleh
Office of Technology Transfer                           38 Hartman Road
2115 Wisconsin Avenue, N.W.                             Newton, MA 02159
Suite 108
Washington, D.C. 20007

      Either party may change its address upon notice to the other party as provided herein.

                             16. DISPUTE RESOLUTION

      Should the parties hereafter have any dispute as to their obligations pursuant to this Agreement, they shall first attempt to resolve such dispute among themselves. If such efforts are not successful, the exclusive method for resolving such a dispute shall be arbitration as described herein.

      Either party may elect to submit the issue to arbitration by giving written notice to the other party and naming an arbitrator. The other party will then have 30 days to select its own arbitrator. Once both arbitrators have been selected they shall meet within 30 days of the appointment of the second arbitrator and select a third arbitrator mutually agreeable to them.

      If the dispute relates to the scope of the Patent Rights, Field of Use or Technology or the feasibility of a Licensed Product, then all arbitrators selected pursuant to this provision shall have adequate scientific qualifications, including an advanced degree in a field related to biochemistry and significant research experience.

      Once the patent of arbitrators have been chosen, they shall conduct an arbitration on the disputed issue or issues in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The third arbitrator shall serve as the presiding arbitrator, although, in the event of dispute among the arbitrators, the majority decision of the arbitration panel shall be binding. The decision of the arbitrators shall be final and either party may apply to a court located in the District of Columbia to enter judgment based on the arbitrator's decision. All costs of the arbitrators and the arbitration, other than the respective parties' attorneys' fees and costs, shall be borne equally by the parties.

                                   17. WAIVER

      None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

                               18. APPLICABLE LAW

      This Agreement shall be construed, interpreted, and applied in accordance with the laws of the District of Columbia and applicable federal laws.

                              19. ENTIRE AGREEMENT

      This writing constitutes the entire agreement of the parties and there are no promises, understandings, or agreements of any kind pertaining to this agreement other than those written in this agreement.

                         [Signatures follow on page 13]

   IN WITNESS WHEREOF the parties thereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

Date  12-5-97                                  Date 12/18/97


For GEORGETOWN UNIVERSITY                      For XEBRA PHARMACEUTICALS

By : /s/ Gregory B. Raymond                    By : /s/ David Elmaleh
     ----------------------                         -----------------------
     Gregory B. Raymond                              David Elmaleh, Ph.D.
     Acting Chief Operating Officer                 President

/s/ Arthur Raines
--------------------------------------
Arthur Raines, Ph.D.
Acting Associate Dean for Research Operations

/s/ Wm. Jack Hartman
--------------------------------------
Wm. Jack Hartman
Director of Research Grants and Contracts

/s/ Carol Tracy Carr
--------------------------------------
Carol Tracy Carr, Esq.
Director, Office of Technology Transfer

                    STATEMENT OF WORK CONCERNING THE RESEARCH
                 CONTRACT BETWEEN GU AND ZEBRA PHARMACEUTICALS.

              PREPARED BY PROFESSOR KOZIKOWSKI, GU MEDICAL CENTER

      Immediate therapies are needed for the treatment of cocaine abuse worldwide. In this direction, we have recently identified a piperidine-based analog of cocaine (specifically, the trans isomer of 1-methyl -4-(4-chlorophenyl)piperidine-3-carboxylic acid methyl ester) that binds to the cocaine recognition site with comparable affinity to cocaine; additionally, this compound acts as an inhibitor of dopamine uptake. In spite of the compound's potency, it has been observed that in discrimination studies in rats, the compound exhibits only weak cocaine- and amphetamine-like effects. Unlike cocaine, this compound has weak motor stimulant effects and is not self-administered by rats. These results appear to be promising from the standpoint of discovering a possible medication for drug abuse treatment. In order to properly follow up on these encouraging preliminary results, it is our plan to conduct further chemical analog synthesis, in vitro pharmacological studies, and in vivo animal experiments on the 4-phenylpiperidine analogs with the objective to improve upon the biological profile of this compound.

      Within the context of the research contract with Zebra Pharmaceuticals, it is our intention to pursue the following specific aim:

      To conduct additional structure-activity relationship studies in this piperidine series in order to establish that we are advancing the best compound as a possible medication. These studies would include preparation of the lead structure in larger amounts in optically pure form, and the design and synthesis of related analogs embodying the following structural changes: a) modification of the nature and position of the substituent borne by the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



Phenyl ring; b) replacement of the N-methyl group by other alkyl groups and sulfonyl groups, as well as isosteric replacement of NMe by CH(2) and O; c) replacement of the ester group by alkyl and alkenyl groups.

      A budget that reflects how the initial one year budget of $[******] will be spent is attached.

             AMENDMENT TO RESEARCH AGREEMENT AND EXCLUSIVE LICENSE

                             Dated October 27, 2005

Between Molecular Insight Pharmaceuticals, Inc. (formerly designated in the above referenced Agreement as Zebra Pharmaceuticals) and Georgetown University.

     This Amendment serves to modify the Agreement entered into December 29, 1997 for Patent Rights and Technology related to US Patent Application Serial No. 60/042,775 (filed April 7, 1997) entitled "Analogs of Cocaine", as well as any foreign applications corresponding thereto, and any divisions, continuations, or any reexaminations thereof, and will be enforceable on the date of the last signature of this Second Amendment.

     Molecular Insight Pharmaceuticals, Inc. and Georgetown University agree that the following provisions in the above referenced agreement shall be modified as follows:

                                    PREAMBLE

The Agreement preamble formerly reciting:

     Effective as of December 29, 1997, GEORGETOWN UNIVERSITY, a not-for-profit corporation of the District of Columbia, having a principal address at 37th & O Streets, N.W., Washington, D.C. 20057 ("LICENSOR") and ZEBRA PHARMACEUTICALS, a Massachusetts corporation, having a principal place of business at 160 Second St., Cambridge, Massachusetts 02142 ("LICENSEE"), agrees as follows:

Shall be replaced by:

     Effective as of December 29, 1997, GEORGETOWN UNIVERSITY, a not-for-profit corporation of the District of Columbia, having a principal address at 37th & O Streets, N.W., Washington, D.C. 20057 ("LICENSOR") and MOLECULAR INSIGHT PHARMACEUTICALS, a Massachusetts corporation, having a principal place of business at 160 Second St., Cambridge, Massachusetts 02142 ("LICENSEE"), agree as follows:

                                 2. DEFINITIONS

Section 2.1 formerly reciting:

     2.1 "Patent Rights" refers to LICENSOR's rights arising from U.S. Provisional Patent Applications Serial No. 60/042,775, filed April 7, 1997 entitled "Analogs of Cocaine", and naming as inventors Alan P. Kozikowski, and Gian Luca Araldi, including the information contained in said application with respect to the Invention(s) any foreign patent applications corresponding thereto, any United States divisions, continuations, reissues, or reexaminations thereof, and any patent(s) issued or granted therefrom. Such patent application(s) are the "Licensed Application(s)" and any resulting patents are the "Licensed Patent(s)."

Shall be replaced by:

     2.1 "Patent Rights" refers to LICENSOR's rights arising from U.S. Provisional Patent Application Serial No. 60/042,775, filed April 7, 1997 entitled "Analogs of Cocaine", including the information contained in said application with respect to the Invention(s) any foreign patent applications corresponding thereto, any United States divisions, continuations, continuations in-part to the extent the claims are directed to subject matter specifically described in PCT/US98/07081, reissues, or reexaminations thereof, and any patent(s) issued or granted therefrom, specifically, 6,180,648, 6,472,422 and 6,806,281, all to the extent owned or controlled by Georgetown. Such patent application(s) are the "Licensed Application(s)" and any resulting patents are the "Licensed Patents(s)."

In witness thereof, the parties have executed this Amendment on the dates indicated.

MOLECULAR INSIGHT                       GEORGETOWN UNIVERSITY
PHARMACEUTICALS, INC.

By:                                     By:    /s/ Martin A. Mullins
    --------------------------              --------------------------
Name:  John W. Babich                   Name:  Martin Mullins
Title: President and CSO                Title: Vice President
                                               Office of Technology Transfer


Date:                                   Date:     11/1/05
     -------------------------               -------------------------





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